DynCorp Executive Incentive Plan

               Amended and Restated as of DynCorp Fiscal Year 2000

I.       PURPOSE

         The purpose of the Executive Incentive Plan (the Plan) is to reward and motivate executives who have significant impact on the Company's strategy, performance and profitability for the achievement of pre-established, measurable objectives which directly impact the financial performance of the DynCorp and increase shareholder value.

II.      GENERAL DESCRIPTION

         At the beginning of the Plan Year, DynCorp and organizational financial objectives, individual objectives and target incentive award levels will be established and confirmed in writing for each Plan participant.

         At the conclusion of the Plan Year, the achievement of the specified objectives will be scored and weighted for each participant according to established formulae to determine the actual incentive amount to be awarded.

III.     ELIGIBILITY

         All executives in Salary Bands 1 through 3 who have been in their positions a minimum of six months during the Plan Year are participants in the Plan. Inclusion of individuals with less than six months must be approved as an exception to the Plan.

         With the exception of disability, retirement or death, participants must be employed (on the active payroll) on the date an award is paid in order to receive an incentive award. However, at its sole discretion, the Compensation Committee may approve an award to a former employee, or to the former employee's estate, in such amount as is deemed appropriate.

         Participation in the Plan precludes eligibility for participation in any other annual cash incentive plan(s) provided by the Company.

IV.      RESPONSIBILITIES

         A. The Senior Vice President, Human Resources is responsible for administering the Plan.

         B. As appropriate, Band 2 executives are responsible for confirming Plan participants, recommending individual target award levels, SBA and SBU financial performance objectives, and individual performance objectives, submitting financial results at the end of the Plan Year for SBA, SBU, and other organizational entities relative to financial objectives approved at the beginning of the Plan Year, and evaluating participant individual performance.

         C. The DynCorp Chief Financial Officer (CFO) is responsible for reviewing SBA and SBU financial performance objectives recommended by the Presidents, informing the CEO of his concurrence with the recommended measurements or proposing alternative financial measurements more applicable to specific SBA's, SBU's and for concurring with the calculations of actual financial performance used to determine actual award amounts.

         D. The Chief Executive Officer (CEO) is responsible for reviewing, modifying and subsequently recommending to the Compensation Committee of the Board of Directors individual target award levels and financial and individual participant objectives, DynCorp and Strategic Business Area financial objectives, deviations from the Plan and actual incentive payments.

         E. The Compensation Committee of the Board of Directors (the Committee) is responsible for amending the Plan, approving individual target award levels, DynCorp and other financial objectives, deviations from the Plan and actual incentive payments.

V.      DEFINITIONS

        A.       Award Pool

                  The total dollar amount of the Budgeted Bonus Pool available for payment of Executive Incentive awards based on approved participation changes and the organizational financial performance of DynCorp and Strategic Business Areas during the Plan Year.

        B.       Base Salary

                  The base annual salary rate of a participant as of April 1 of the Plan Year or, if later, the time the individual is approved as a participant for a given year, exclusive of overtime, per diem, bonuses or any other premiums, special payments or allowances. In the event an existing participant receives a bona-fide promotion subsequent to April 1 of the Plan Year, the participant's Base Salary for the remainder of the Plan Year will be defined as the base annual salary rate in effect at close of business on the day the promotion becomes effective.

        C.       Budgeted Bonus Pool

                  The dollar amount approved by the Compensation Committee at the beginning of each Plan Year which equals the maximum amount of Executive Incentive, Management Incentive, Key Contributor and Spot awards payable if organizational weighted financial performance meets exactly 100% of the financial performance objectives.

         D.       Financial Objectives

                  The DynCorp, Strategic Business Area and Strategic Business Unit financial goals approved by the CEO (SBU) or Compensation Committee (DynCorp and Strategic Business Area) at the beginning of the Plan Year.

         E.       Metrics

                  The financial and non-financial performance measures which comprise the performance goals for the Plan Year. The financial performance metrics are updated annually based on the organizational financial objectives approved by the Compensation Committee and included as Exhibit 1 of the Plan Document.

         F.       Plan Year

                  The fiscal year of DynCorp.

         G.       Strategic Business Area  (SBA)

                  A group of DynCorp organizational units responsible to a presiding officer who reports directly to the CEO of DynCorp.

         H.       Strategic Business Unit (SBU)

                  One or more DynCorp organizational units (excluding joint ventures) responsible to an officer or manager who reports directly to the presiding officer of an SBA.

         I.       Target Award

                  The dollar amount that a participant is eligible to receive if the combined weighted performance against organizational financial and, if applicable, individual objectives equals an overall achievement level of exactly 100%.

         J.       Target Percentage

                  The percentage of Base Salary which is payable to a participant if combined weighted performance against organizational financial and, if applicable, individual objectives equals an overall achievement level of exactly 100%. This percentage, which is determined at the beginning of the Plan Year may be changed during the Plan Year to reflect the promotion, during the Plan Year of a participant to a position of higher responsibility.

         K.       Threshold

                  The level of performance required before any organizational financial award is paid. For Plan purposes the threshold performance level is 75% of objectives. The threshold is applied at two levels.

                  o If combined weighted performance against all applicable organizational financial objectives is less than 75% in the aggregate, then no award is paid for financial performance.

                  o If combined weighted performance against both organizational financial and individual objectives is less than 75% in the aggregate, then no award is paid.

VI.      FUNDING

         At the beginning of the Plan Year executive management will establish, subject to approval by the Committee, the amount of the Budgeted Bonus Pool.

         The Budgeted Bonus Pool will be accrued ratably on a monthly basis during the Plan Year. The accrual amount will be reviewed quarterly and adjusted as necessary to reflect the most recent projections of actual financial performance versus budgeted performance and additions to, deletions from or other changes in Plan participation.

         At the end of the Plan Year, the Chief Financial Officer reviews corporate and SBA performance and recommends the performance results to be used in the calculation of the Award Pool and individual awards. The CEO reviews the results submitted by the CFO and, subject to further adjustments as deemed necessary, recommends their approval to the Committee.

VII.     AWARDS

         Target Awards ranging from 30% to 70% (in 5% increments) of Base Salary will be established for each participant at the beginning of each Plan Year. These targets will be divided into financial and, if appropriate, individual performance components and weighted as shown in Exhibit 2 to this document.

         Target award recommendations will be submitted for review and approval in accordance with procedures established by the Senior Vice President, Human Resources to achieve the approvals described in Section IV of the Plan.

         At the end of the Plan Year, Performance Factors will be calculated for DynCorp and each SBA. These Performance Factors are expressed as percentages which are determined by dividing each of the performance results determined in paragraph VI by their corresponding pre-established financial objectives. Once determined these Performance Factors will be multiplied by the appropriate weighting for each objective to determine Weighted Performance Factors, also expressed as percentages. The Weighted Performance Factors will be combined to determine the Aggregate Performance Factor. The Corporate Award Pool then will be determined by multiplying the Corporate Budgeted Bonus Pool, as adjusted for participation changes during the Plan Year, by DynCorp's Aggregate Performance Factor. Total awards paid to corporate participants may not exceed the Award Pool amount. Similarly, SBA Award Pools are determined by multiplying the SBA Budgeted Bonus Pool, as adjusted for participation changes during the Plan Year, by the SBA's Aggregate Performance Factor. Total awards paid to SBA participants may not exceed the Award Pool for their respective SBA's.

         Additionally, Performance Factors are developed for each objective used in individual employee Target Awards. Once determined these Performance Factors will be multiplied by the appropriate weighting for each objective to determine Weighted Performance Factors, also expressed as percentages. The Weighted Performance Factors will be combined to determine the Aggregate Performance Factor.

         A bonus due to a participant hired after the beginning of the Plan Year will be prorated based upon the number of months employed by the Company as a percentage of the full year.

         With the exception of disability, retirement or death, participants must be employed (on the active payroll) on the date the awards are paid in order to receive an incentive award. However, at its sole discretion, the Compensation Committee may approve an award to a former employee, or to the former employee's estate, in such amount as deemed appropriate.

VIII.    PERFORMANCE MEASUREMENT COMPONENTS

         Performance may be measured against financial objectives only or a combination of financial and non-financial objectives. Incentive awards under the Plan will be based on organizational or a combination of organizational and individual achievements in any one, combination of, or all of the following three areas:

         A.       The Financial Performance of DynCorp:

                  DynCorp's financial success is the key determinant of its ongoing viability as an independent business entity. In recognition of this, all or a portion of each Corporate participant's award will be based on DynCorp's performance against its financial objective. Corporate performance also may be included in the determination of non-corporate participants.

                  This objective, which will be recommended by the CEO, and approved by the Committee at the beginning of each Plan Year, may be comprised of one or more financial measurements. The measurement(s) will be reviewed and, if deemed appropriate, changed each Plan Year to properly reflect DynCorp's strategic objectives. Further, the financial objective will be established at a level that will require above average performance from the management team to achieve it.

         B.       The Financial Performance of the Organizational Unit:

                  For non-Corporate participants, the financial performance of the SBA or SBU in which they have the most direct control and accountability, will be given the heaviest weighting in order to motivate them toward and reward them for achievement of their financial goals.

                  Financial objectives established for each SBA and SBU will be measurable and consistent with the overall strategic goals of the SBA. SBA and SBU financial objectives will be expressed in terms of meaningful financial performance measures. Moreover, as with the DynCorp financial objective, they will be established at a level that will require above average performance from the management team to achieve them.

         C.       The Individual Performance of the Participant:

                  Individual performance will be measured in terms of performance against pre-established objectives and the participant's manager's subjective judgment of overall individual performance. Performance against objectives must comprise at least 50% of the individual performance factor.

                  Individual objectives should be established according to the following guidelines:

                  1. Each participant will have 4-6 written objectives that have been jointly agreed to by the participant and the participant's supervisor.

                  2. Objectives will evolve from, respond to and/or reflect the Company objectives established and communicated by the CEO. Objectives covering the following areas may typically be included:
                               o        Key operational objectives
                               o        Human resources management
                               o        Quality and process improvement
                               o        Business development
                               o        Customer satisfaction

                  3. Objectives will be both quantitative and qualitative in nature and will include non-financial as well as appropriate financial related goals.

                  4. Objectives will be highly measurable and within the control of the participant.


X.       AWARD DETERMINATION

         Awards will be calculated as follow:

1) For participants whose awards are based on corporate and/or SBA financial goals, the Aggregate Performance Factor determined in Paragraph VII for each participant will be multiplied by the participant's Target Award to determine the amount of the Target Award payable. These calculated awards are rounded as noted later in this paragraph.

2) For each participant with financial objectives for organizational entities below the corporate and SBA levels, the Aggregate Performance Factor will be multiplied by the participant's Target Award to determine the Unadjusted Award Amount.

3) The Unadjusted Award Amounts determined in step 2 above for all participants will be totaled.

4) Each participant's Unadjusted Award Amount will be calculated as a percentage of the sum of all Unadjusted Award Amounts calculated in step 2.

5) The resulting percentage for each participant will be multiplied by the amount of the Award Pool reduced by the total amount of awards determined in step 1.

6)       The awards determined in steps 1 and 5 will be rounded to the nearest
         $100.


         Payment of the calculated award is subject to performance exceeding Threshold performance as described in Section V. (Exhibit 3 to the Plan shows detailed examples of award calculations.)

         The award payable for any single performance component for any participant may range from 0 to 200% of the established target amount for the component as designated in Exhibit 1.

         If the combined weighted achievement level for all applicable organizational financial performance objectives is less than the Threshold level, no award is paid. If the combined weighted achievement level for organizational financial and individual performance objectives is less than the Threshold level, no award is paid.

         Should a participant transfer to another organization during the Plan Year, the final award will be jointly determined and prorated for the time spent in each organization.

         All incentive awards proposed under the Plan are subject to the approval of the CEO and the Committee, who may at their discretion adjust the amounts to be awarded in order to reflect exceptional performance, performance that falls below objectives or other performance factors that affect or potentially affect the ability of the Company or any of its units to meet its business and financial goals.

XI.      YEAR-END ADMINISTRATION

         Initial actual award recommendations will be calculated at the SBA and Corporate levels and submitted in accordance with procedures established by the Senior Vice President, Human Resources, for Company level consolidation and submission to the CEO. Documentation of objectives, accomplishments and individual evaluations will be required to be submitted along with the individual award recommendations. Financial performance will be reviewed by the CFO as soon as the results for the Plan Year are available. Initial actual award recommendations will be adjusted as necessary based on this review to reflect the actual financial performance. The adjusted recommendations will be submitted by the CEO to the Committee for approval.

         A portion of each award payable will be paid in the form of DynCorp Common Stock. Twenty percent of the total award will be paid in the aggregate in the form of stock less withholding taxes and Savings and Retirement Plan (SARP) deferrals due thereon. The remaining 80% of the award, net of any reductions by reason of the Key Executives Share-Option Compensation Plan, will be paid in the aggregate in cash, withholding taxes and SARP deferrals.

         Bonus award payments are made following approval by the Compensation Committee at its annual spring meeting.

         Nothing in the Plan or in any action taken hereunder shall constitute any contract of employment or affect the Company's right to terminate at any time and for any reason the employment of any employee who is a participant in the Plan.
                                                                   Exhibit 1

                       Plan Year 2000 Financial Performance Metrics

         CORPORATE

         EBITDA - Earnings of DynCorp before deductions for interest, taxes, depreciation, amortization, discontinued operations and merger/acquisition costs, as recorded on the books and records of the Corporation.

         Plan Year 2000 Performance Objective - $86,000,000

         Weighting  - 60% of corporate organizational performance

         Maximum Recognizable Performance - 150% of Performance Objective

         Interest Bearing Debt (IBD) - The amount of DynCorp's interest bearing debt as disclosed on DynCorp's Consolidated financial statements at the end of Plan Year.

         Plan Year 2000 Performance Objective - Not to exceed $303,000,000

         Weighting  - 40% of corporate organizational performance

         Maximum Recognizable Performance - 150% of Performance Objective

         STRATEGIC BUSINESS AREAS AND STRATEGIC BUSINESS UNITS

         Factored Operating Profit (FOP) - Earnings of the applicable organizational unit (i.e. SBA or SBU ) after ESOP and after all accruals, but before the Corporate G&A Expense, Interest and Dividend Income, Interest Expense, Net Asset Allocation and Taxes on Income adjusted upward or downward to reflect the impact of asset utilization by the product of 1) the difference between budgeted and actual Average Net Assets multiplied by 2) 40%.

         Organization    Plan Year 2000  Weighting as %    Maximum Recognizable
                           Performance      of SBA              Performance
                           Objective      Performance

         DI&ET           _____________
         DTS             _____________      50%            200% of Performance
         DIS             _____________                          Objective


         Days Sales Outstanding (DSO)

         Days Sales Outstanding as defined in DynCorp Finance Policy Statement PS505, as in effect at the beginning of the fiscal year during which performance is measured for Plan purposes


         Organization    Plan Year 2000  Weighting as %    Maximum Recognizable
                           Performance      of SBA              Performance
                            Objective     Performance

         DI&ET            ____________
         DTS              ____________        50%          100% of Performance
         DIS              ____________                          Objective

                                                                    Exhibit 2

               Weighting of Performance Components for Plan Year 2000


                            DynCorp         SBA            SBU
                           Financial      Financial     Financial    Individual
     Description         Performance     Performance    Performance Performance



  Corporate Participants  EBITDA 60%
                          IBD    40%

  SBA Participants        EBITDA 12%     FOP 40%
                          IBD     8%     DSO 40%

  DMR President           EBITDA 12%     Revenue 32%
                          IBD     8%     FOP     24%
                                         DSO     24%

  SBU Participants                                       FOP 40%
                                                         DSO 40%
                                                                Exhibit 3

                      Plan Participation

----------------------------------------------------------------
================================================================
      Participants           Salary     Target %   Target Award
----------------------------------------------------------------
----------------------------------------------------------------
Corporate Participant 1       $200,000     40%          $80,000
----------------------------------------------------------------
----------------------------------------------------------------
Corporate Participant 2       $125,000     30%          $37,500
----------------------------------------------------------------
----------------------------------------------------------------
SBA Staff Participant 1       $250,000     40%         $100,000
----------------------------------------------------------------
----------------------------------------------------------------
SBA Staff Participant 2       $130,000     30%          $39,000
----------------------------------------------------------------
----------------------------------------------------------------
SBA Staff Participant 3       $150,000     30%          $45,000
----------------------------------------------------------------
----------------------------------------------------------------
SBU1 Participant 1            $135,000     30%          $40,500
----------------------------------------------------------------
----------------------------------------------------------------
SBU2 Participant 1            $130,000     35%          $45,500
----------------------------------------------------------------
----------------------------------------------------------------
SBU2 Participant 2            $125,000     30%          $37,500
----------------------------------------------------------------
----------------------------------------------------------------
SBU3 Participant 1            $125,000     30%          $37,500
----------------------------------------------------------------
----------------------------------------------------------------
SBU3 Participant 2            $125,000     30%          $37,500
----------------------------------------------------------------
----------------------------------------------------------------
Total Target Awards                                    $500,000
================================================================


================================================
                 Budgeted Pool

------------------------------------------------
Corporate Budgeted Pool       $117,500
SBA Budgeted Pool             $382,500
-----------------             --------
Total Budgeted Pool           $500,000
============================= ==================

============================================================================
       Performance Factors (Actual Performance divided by Objective
----------------------------------------------------------------------------
-------------------------- ----------------- --------------- ---------------
          Unit               Objective 1      Objective 2      Aggregate
                             Performance      Performance     Performance

                               Factor 1          Factor          Factor
-------------------------- ----------------- --------------- ---------------
-------------------------- ----------------- --------------- ---------------
Corporate                        92%              100%            95%
-------------------------- ----------------- --------------- ---------------
-------------------------- ----------------- --------------- ---------------
SBA                              90%              100%            95%
-------------------------- ----------------- --------------- ---------------
-------------------------- ----------------- --------------- ---------------
SBU1                             110%             100%            105%
-------------------------- ----------------- --------------- ---------------
-------------------------- ----------------- --------------- ---------------
SBU2                             95%              105%            100%
-------------------------- ----------------- --------------- ---------------
-------------------------- ----------------- --------------- ---------------
SBU3                             85%              95%             90%
========================== ================= =============== ===============

       =====================================================================
            Award Pool (Aggregate Performance Factor times Budgeted Pool)
       ---------------------------------- ----------------------------------
            Corporate                                      $111,625
       ---------------------------------- ----------------------------------
            SBA                                            $325,125
       ================================== ==================================

=========================================================================
   Corporate and SBA Awards (Target Award times Aggregate Performance
                                Factor)
------------------------------ ------------ --------------- -------------
Participants                     Target       Aggregate      Calculated
                                  Award      Performance       Award
                                                Factor

-----------------------       -------------  ------------ ---------------
Corporate Participant 1          $80,000       95%             $76,000
Corporate Participant 2          $37,500       95%             $35,625
-----------------------                                        -------
Total Corporate                                               $111,625
                                                              ========

SBA Staff Participant 1         $100,000       95%             $95,000
SBA Staff Participant 2          $39,000       95%             $37,050
SBA Staff Participant 3          $45,000       95%             $42,750
-----------------------                                        -------
Total SBA Staff                                               $174,800
                                                              ========
============================== ============ =============== =============

===============================================================================
              Unadjusted Award Calculation for SBU Participants

-------------------------------------------------------------------------------
 ----------------------- ---------- --------------- -------------- ------------
  Participant            Target   Aggregate   Unadjusted       % of Total
                         Award   Performance     Award         Unadjusted
                                    Factor                        Awards
   ----------          --------- -----------  ------------     -----------
  SBU1 Participant 1    $40,500      105%       $42,525           22.0%
  SBU2 Participant 1    $45,500      100%       $45,500           23.6%
  SBU2 Participant 2    $37,500      100%       $37,500           19.4%
  SBU3 Participant 1    $37,500       90%       $33,750           17.5%
  SBU3 Participant 2    $37,500       90%       $33,750           17.5%
  ------------------                            -------           -----
      Total SBU                                $193,025          100.0%
 ==================== ==========  ========== ===========    = ============

==============================================
Award Pool Available for SBU Awards

---------------------------- ------------
Total SBA Award Pool           $325,125
Awards To SBA Staff            $174,800
                               --------
Available for SBU Awards       $150,325
============================ ============


------------------------------------------------------------------
 Award Calculation (% of Total Unadjusted Awards times Available
                              Pool)
------------------------ ------------- ------------ --------------
Participant               % of Total    Available   Award Amount
                          Unadjusted      Pool
                            Awards
------------------       ------------- ----------- --------------
SBU1 Participant 1           22.0%      $150,325       $33,072
SBU2 Participant 1           23.6%      $150,325       $35,477
SBU2 Participant 2           19.4%      $150,325       $29,163
SBU3 Participant 1           17.5%      $150,325       $26,306
SBU3 Participant 2           17.5%      $150,325       $26,306
------------------           -----                     -------
Total SBU                   100.0%                    $150,324
------------------------ ------------- ------------ --------------

            =========================================
                       Plan Participation

            -----------------------------------------
=========================================
       Participants         Final Award

-----------------------------------------
-----------------------------------------
Corporate Participant 1          $76,000
-----------------------------------------
-----------------------------------------
Corporate Participant 2          $35,600
-----------------------------------------
-----------------------------------------
SBA Staff Participant 1          $95,000
-----------------------------------------
-----------------------------------------
SBA Staff Participant 2          $37,100
-----------------------------------------
-----------------------------------------
SBA Staff Participant 3          $42,800
-----------------------------------------
-----------------------------------------
SBU1 Participant 1               $33,100
-----------------------------------------
-----------------------------------------
SBU2 Participant 1               $35,500
-----------------------------------------
-----------------------------------------
SBU2 Participant 2               $29,200
-----------------------------------------
-----------------------------------------
SBU3 Participant 1               $26,300
-----------------------------------------
-----------------------------------------
SBU3 Participant 2               $26,300
-----------------------------------------
-----------------------------------------
Total  Awards                   $500,000
=========================================